Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class Y and Investor Class Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class Y and Investors Class Shares Statement of Additional Information and to the incorporation by reference of our report, dated May 17, 2005, on the financial statements and financial highlights of Pioneer International Equity Fund included in the Annual Report to the Shareowners for the year ended March 31, 2005 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A No. 333-09079) of Pioneer International Equity Fund.


                                            /s/ ERNST & YOUNG LLP


Boston, Massachusetts
July 25, 2005